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                                                                   EXHIBIT 10.17

                              SEPARATION AGREEMENT


      This Separation Agreement (this "Agreement") is made and entered into as of the 18th day of August, 2000, by and between Laurence A. Dawson, Jr. ("Dawson") and American Homestar Corporation, a Texas corporation (the "Company").

                               W I T N E S E T H :

      WHEREAS, the parties hereto desire to restructure their business relationship and to effect the releases set forth herein;

      NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

      1. Separation Obligations. The parties hereto hereby agree as follows:

            (a) Dawson hereby resigns as the Chief Executive Officer, President and as a Director of the Company, effective as of the date hereof.

            (b) Notwithstanding the above resignation, the parties hereto agree to treat such resignation as a termination under Section 6, subpart (f) of the Employment Agreement, dated as of November 15, 1996, as amended as of April 1, 2000, by and between the Company and Dawson (the "Employment Agreement"), except that Dawson shall be entitled to receive from the Company the following compensation, and in lieu of any other compensation which Dawson is or may be entitled to receive under the Employment
      Agreement:

                  (i) Fixed Payments. The Company shall pay Dawson semi-monthly payments of $15,000 (an annual rate of $360,000) until June 30, 2004 (prorated through June 30, 2004 for partial months).

                  (ii) Payments Based Upon Bonus Profit. Dawson shall, on an annual basis through the fiscal year 2004 ended June 30, 2004, be paid an additional payment equal to 2.25% of Bonus Profit. "Bonus Profit" shall mean the net consolidated operating profit of the Company after income tax accruals and employee bonuses (other than bonuses of senior officers of the Company or its subsidiaries who are parties to comparable bonus arrangements with the Company), with the tax rate being deemed to be the effective combined tax rate for the Company and its subsidiaries. Each payment to Dawson under this subsection (ii) shall be paid to Dawson within five days after final audited financial statements of the Company for each fiscal year have been completed and delivered to the Company. Dawson and the Company agree that no bonuses are due or payable for the Company's fiscal year 2000, ended June 30, 2000.

                  (iii) Benefits. Dawson shall receive, until June 30, 2003, such group benefits as the Company may provide to its employees whose salaries and responsibilities are comparable to what Dawson had during the final year of his
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            employment with the Company. In addition, until June 30, 2003,
            Dawson shall receive a car allowance of $750 per month.

                  (iv) Insurance. The Company shall maintain the existing Salary
            Continuation Agreement and Disability Compensation Agreement for Dawson from now until June 30, 2003. The Company will, through June 30, 2003, fund the following insurance policies currently in place for Dawson: (A) disability insurance policy; and (B) whole life split dollar insurance policy in which the Company retains ownership of the cash value and/or proceeds up to the total dollar amount of premium payments funded by the Company, of which Dawson's life insurance trust is the beneficiary.

                  (v) Expenses. Dawson shall be entitled to be reimbursed for any reasonable out-of-pocket expenses incurred in performing services for the Company at the request of the Chief Executive Officer of the Company. The Company acknowledges and agrees that Dawson is under no obligation to perform any services on behalf of the Company.

                  (vi) Stock Options. The Company and Dawson agree that they are parties to the following stock option agreements of the Company (the "Option Agreements"):

                                     Total    Exercise
            Option                  Shares      Price       Vested    Unvested
            ------                  ------    --------      ------    --------
            1994/NQ                 76,688       $9.07      76,688           0
            1994/ISO                17,063        9.97      17,063           0
            1997/NQ*               140,625        9.07      93,742      46,883
            1994/NQ                 25,000       15.38       8,334      16,666
            1999/NQ                200,000       15.38           0     200,000
                                   -------                 -------     -------
                  Total            459,376                 195,827     263,549

----------------
            *This option was issued under a special Co-CEO Plan. This option continues to vest despite termination of employment, with mandatory full-vesting on November 15, 2005 (i.e., the last tranche vests on November 15, 2000 if the Company has a market capitalization prior to such time of $500 million or more, but it automatically vests in full on November 15, 2005).

            The Company and Dawson further agree that: (A) all unvested portions of the Option Agreements shall be cancelled as of the date hereof (except for the 1997/NQ Option which shall continue to vest pursuant to its terms); and (B) the vested portions of the Option Agreements may be exercised as follows:

                  (1)   The 1994/NQ (76,688 vested shares), 1994/ISO (17,063
                        vested shares) and 1994/NQ (8,334 vested shares) may be exercised in whole or in part at any time on or prior to November 18, 2000.

                  (2) The 1997/NQ may be exercised in whole or in part on or prior to November 15, 2006.

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                  (3)   The 1999/NQ is not vested and is not exercisable.

            (c) The Employment Agreement is hereby terminated and of no further force or effect, except (i) as provided above in subsection (b) above;
      (ii) that Section 5(a) and 5(c) shall be in full force and effect until June 30, 2004; (iii) Section 5(e) shall be in full force and effect until August 18, 2001; and (iv) Sections 8, 9, 10 and 12-19 shall be in full force and effect until June 30, 2004.

            (d) Simultaneously with the execution and delivery of this Agreement by Dawson, Dawson shall deliver to the Company all Company credit cards, travel vouchers and all other property of the Company in his possession, excluding the computers installed at Dawson's homes in Texas and Colorado (including the installed software, but Dawson agrees to immediately delete all information regarding the Company and its subsidiaries).

            (e) Except as provided in this Agreement, Dawson shall not be entitled to receive any other compensation or benefits from the Company, and Dawson acknowledges and agrees that the Company does not owe him any money and is not obligated in any way to him.

      2. Releases.

            (a) Release by the Company. The Company, on its own behalf and on behalf of its directors, officers, agents, employees, successors, heirs, legal representatives and the respective successors, heirs, legal representatives and assigns of each of the foregoing (collectively, the "Company Releasors") agrees to release and does hereby release, acquit and forever discharge Dawson, his agents, attorneys, heirs, legal representatives and assigns of each of the foregoing (collectively, the "Dawson Releasees") from, and extinguishes, any and all claims, demands, debts, damages, costs, losses, expenses, commissions, actions, causes of action, rights, liabilities, obligations and choses in action of whatever nature or type which any of the Company Releasors have, or may have, or which have been, or could have been, or in the future otherwise might have been asserted in connection with any acts or inactions of the Dawson Releasees or any of them occurring on or prior to the date hereof (the "Company Claims"), except that in no event shall this paragraph operate to release any of the Dawson Releasees from any claims or liability resulting from a breach of the representations, warranties, covenants and agreements of Dawson contained in this Agreement.

            (b) Release by Dawson. Dawson, on his own behalf and on behalf of his attorneys, agents, successors, heirs, legal representatives and assigns (collectively, the "Dawson Releasors") agrees to release and does hereby release, acquit and forever discharge the Company and its directors, officers, agents, employees and attorneys and the respective successors, heirs, legal representatives and assigns of each of the foregoing (collectively, the "Company Releasees") from, and extinguishes, any and all claims, demands, debts, damages, costs, losses, expenses, commissions, actions, causes of action, rights, liabilities, obligations and choses in action of whatever nature or type which any of the Dawson Releasors have, or may have, or which have been, or could have been, or in the future otherwise might have been asserted in connection with any acts or inactions of the Company Releasees, or any of them, occurring on or prior to the date hereof (the "Dawson Claims"), including, but not limited to: (i) all claims under the Age Discrimination in Employment Act of 1967;
      (ii) all claims under the Americans With

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      Disabilities Act; (iii) all claims under the Family Leave Act; (iv) all claims under the Employee Retirement Income Security Act of 1974 and the Texas Commission on Human Rights Act; (v) all claims related to Dawson's employment with the Company; (vi) all claims of unlawful discrimination based on age, sex, race, religion, national origin, handicap, disability, equal pay or otherwise; (vii) all claims of wrongful discharge, breach of any implied or express employment contract, negligent or intentional infliction of emotional distress, libel, defamation, breach of privacy, fraud and breach of any implied covenant of good faith and fair dealing; and (viii) all claims related to unpaid wages, salary, overtime compensation, bonuses, severance pay, vacation pay or other compensation or benefits arising out of Dawson's employment with the Company through the date of this Agreement (including, without limitation, any deferred wages, salary or bonuses), except that in no event shall this paragraph operate to release the Company from any claims or liability resulting from a breach of the representations, warranties, covenants and agreements of the Company contained in this Agreement. Dawson hereby agrees that he will not file any claims with the Texas Unemployment Commission with respect to his leaving the Company.

      3. Representations and Warranties of Dawson. Dawson hereby represents and warrants that the following are true and correct as of the date hereof: (a) Dawson has the power and authority to execute, deliver and perform his obligations under this Agreement, and this Agreement constitutes the valid and binding obligation of Dawson enforceable against him in accordance with the terms hereof; (b) none of the Dawson Releasors have assigned, sold, conveyed or otherwise transferred all or any portion of the Dawson Claims; and (c) Dawson has consulted or has had sufficient opportunity to discuss with any person, including an attorney of his choice, all provisions of this Agreement, that he has carefully read and fully understands all the provisions of this Agreement, that he is competent to execute this Agreement, and that he is voluntarily entering into this Agreement of his own free will and accord, without reliance upon any statement or representation of any person or parties released, or their representatives, concerning the nature and extent of the damages and/or legal liability therefor.

      4. Representations and Warranties of the Company. The Company hereby represents and warrants that the following are true and correct as of the date hereof: (a) the Company is a corporation validly existing and in good standing under the laws of the State of Texas; (b) the Company has the corporate power and authority to execute, deliver and perform its obligations under this Agreement, and the execution, delivery and performance by it of this Agreement has been duly authorized by all necessary action, and this Agreement constitutes the valid and binding obligation of the Company, enforceable against it in accordance with the terms hereof; and (c) none of the Company Releasors have assigned, sold, conveyed or otherwise transferred all or any portion of the Company Claims.

      5. Amendment and Assignment. This Agreement may be amended, modified or supplemented only by an instrument in writing executed by each of the parties hereto. This Agreement shall extend to and be binding upon each of the parties and their respective heirs, successors, assigns, legal representatives and any corporation or other entity into or with which any party hereto may merge or consolidate. Notwithstanding the above, neither this Agreement nor any right created hereby shall be assignable to any party hereto.

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      6. Notice. Any notice or communication must be in writing and given by depositing the same in the United States mail, addressed to the party to be notified, postage prepaid and registered or certified with return receipt requested, or by delivering the same in person or by facsimile. Any such notice or communication shall be deemed received, if not earlier received, on the third business day following the date on which it is mailed, or on the day on which it is hand delivered or delivered by facsimile, as the case may be. For purposes of notice, the addresses of the parties shall be as set forth opposite their names on the signature page hereto. Any party may change its address for notice by written notice similarly given to the other parties.

      7. Entire Agreement. This Agreement contains the entire agreement of the parties hereto with respect to the subject matter hereof, and supersedes all prior agreements and understandings, oral or written, relating to the subject matter hereof.

      8. Severability. If any provision of this Agreement is held to be illegal, invalid or unenforceable by a court of competent jurisdiction, such provisions shall be deemed severable and this Agreement shall be construed and enforced as if such illegal, invalid or unenforceable provisions did not comprise a part hereof unless the loss of such provision causes this Agreement to fail of its essential purpose; and the remaining provisions hereof shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance herefrom except as aforesaid. Furthermore, in lieu of such illegal, invalid or unenforceable provision, the parties agree to meet to determine in good faith, or will ask the court to determine, a provision as similar in its terms to such illegal, invalid or unenforceable provision as may be possible and be legal, valid and enforceable and such provision so determined shall then be added as part of this Agreement.

      9. Governing Law. This Agreement and the rights and obligations of the parties hereto, shall be governed, construed and enforced in accordance with the laws of the State of Texas.

      10. Revocation. It is expressly agreed that for seven (7) days following execution of this Agreement by Dawson, Dawson may revoke this Agreement; it is further expressly agreed by the parties that this Agreement shall not become effective or enforceable until the seven (7) day revocation period described above has expired, after which there this Agreement shall be deemed effective and enforceable as of the date first above written.

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      IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.


                                          /s/ LAURENCE A. DAWSON JR.
                                          -------------------------------
                                              Laurence A. Dawson, Jr.

                                     Address: 17919 Cedar Creek Canyon
                                              Dallas, Texas 75252
                                              and
                                              P.O. Box 6656
                                              Snowmass Village, Colorado  81615



                                     AMERICAN HOMESTAR CORPORATION

                                     /s/ DALE V. KESLER
                                     ------------------------------------------
                                     Title: Interim President and Chief
                                            Executive Officer

                                     Address: 2450 South Shore Blvd., Suite 300
                                              League City, Texas  77573
                                              Attn:  Chief Executive Officer


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